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EXHIBIT 23.1

CONSENT OF DELOITTE & TOUCHE LLP

Board of Directors and Stockholders
Barra, Inc.

We consent to the incorporation by reference in Registration Statement Nos. 333-35379, 333-35381, 333-11771, 333-45392 and 333-10259 of BARRA, Inc. on Form
S-8 of our report dated April 25, 2003, appearing in this Annual Report on Form 10-K of BARRA, Inc. for the year ended March 31, 2003.



/s/ Deloitte & Touche LLP

San Jose, California

June 25, 2003













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